                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61406) pertaining to the Employee Stock Purchase Plan, Long-Term Equity Incentive Plan and Equity Incentive Plan for Non-Employee Directors of Peabody Energy Corporation of our reports dated April 20, 2001 (except for the fourth paragraph of Note 1 as to which the date is May 17, 2001), with respect to the consolidated financial statements and schedule of Peabody Energy Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 2001.


/s/ Ernst & Young
St. Louis, Missouri
June 22, 2001

                                      1